Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-235864) and Form S-8 (Nos. 333-08505, 333-08509, 333-17651, 333-87053, 333-48928, 333-51530, 333-53660, and 333-235864) and Form S-8 (Nos. 2-63561, 2-90023, 33-4067, 33-22604, 33-22605, 33-29484, 33-39851, 33-39852, 33-46521, 33-60642, 33-60696, 33-61427, 33-64849, 333-04771, 333-04819, 333-04821, 333-47787, 333-47789, 333-48243, 333-57444, 333-69359, 333-79551, 333-87055, 333-40224, 333-40222, 333-50092, 333-53314, 333-53828, 333-75170, 333-113510, 333-132409, 333-156309, 333-163653, 333-181951, 333-194556, 333-216696, 333-237083 and 333-259081) of Analog Devices, Inc. of our report dated August 20, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Maxim Integrated Products, Inc., which appears in Analog Devices, Inc.’s Current Report on Form 8-K dated August 26, 2021.

San Jose, California
September 24, 2021